Exhibit 10.1
SECURITY AGREEMENT

THIS SECURITY AGREEMENT made as of this 3rd day of April 2018, by and between BREKFORD TRAFFIC SAFETY, INC. (“BTS” or “Debtor”)), a Delaware corporation, and CEDARVIEW OPPORTUNITIES MASTER FUND, LP, a Delaware limited partnership, with an office located at One Penn Plaza, 45th Floor, New York, NY 10119 (the “Creditor”).

1. DEFINITIONS.

(a) “Liability” or “liabilities” includes all liabilities (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, under the Obligations (as hereinafter defined) of Debtor to the Creditor, both before and after any bankruptcy of the Debtor.

(b) “Proceeds” means whatever is received when Collateral is sold, exchanged, leased, collected or otherwise disposed of and includes the account arising when the right to payment is earned under a contract.

(c) “Security Interest” means a lien or other interest in Collateral which secures payment of a Liability or performance of an Obligation.

(d) “Collateral” means all of the Debtor’s right, title and interest in and to all of the following property and interests in property (collectively, the “Assets”), whether tangible or intangible and whether now owned or existing or hereafter arising or acquired and wheresoever located:

(i)           All present and future rights of Debtor to payment for goods sold and delivered or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance (hereafter collectively referred to as “Accounts”);

(ii)           All present and future contract rights, general intangibles (including, without limitation, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, chooses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, securities, letters of credit, bankers' acceptances, guaranties and all other intellectual property rights of any kind;

(iii)
All present and future monies, securities, credit balances, deposits, deposit accounts, investment property and other property of Debtor now or hereafter held or received by or in transit to Debtor or their affiliates and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of the Collateral;

(iv)                      All of Debtor's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located and any and all licenses or similar rights necessary for the operation of any of the foregoing;

(e) “Note” means the Promissory Note of Debtor to Creditor of even date herewith in the aggregate principal amount of Two Million ($2,000,000) Dollars.

(f) “Obligations” means the Note, the Security Agreement and all related agreements.

2. SECURITY INTEREST.

(a) As security for the payment in full of principal, interest and performance of the Note, the Security Agreement, any related documents and all other liabilities and obligations of Debtor to the Creditor, Debtor hereby grants to the Creditor a first Security Interest in the Collateral and all proceeds arising therefrom and any and all products of the Collateral.

(b) Debtor represents that it is the sole lawful owner of the Collateral attributable to it, free and clear of any liens and encumbrances which have not been previously disclosed in writing to the Creditor, and has the right and power to pledge, sell, assign and transfer absolute title thereto to the Creditor and that no financing statement covering the Collateral, other than the Creditor’s and the financing statement which has been delivered to Creditor has been filed with respect to any Collateral.

(c) Debtor agrees that, the Security Interest shall be a first priority security interest in the Collateral, senior and prior in payment to all other indebtedness and obligations of Debtor to third parties.

(d) The security interest granted to creditor under this Agreement shall not terminate unless and until (i) all Obligations have been fully paid or performed; (ii) all obligations of all parties under any related documents have been discharged, satisfied or released; and (iii) Debtor has reimbursed Creditor for any expenses of returning the property and filing any termination statements and other instruments as are required to be filed under applicable law.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR.

(a) Representations, Warranties and Covenants of the Debtor. Debtor represents and warrants to, and covenants with, the Creditor as follows:

(i)           Debtor has rights in and the power to transfer the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof and no Lien exists or will exist upon such Collateral at any time except listed on Schedule I.

(ii)           This Agreement is effective to create in favor of the Creditor a valid security interest in and Lien upon all of Debtor’s right, title and interest in and to the Collateral, and upon the filing of appropriate Uniform Commercial Code financing statements in the jurisdictions listed on Schedule II attached hereto, such security interest will be a duly perfected first priority security interest in all of the Collateral

4. USE OF COLLATERAL.

Until the occurrence of an Event of Default as defined in Section 6 below, Debtor may use the Collateral in any lawful manner.

5. INSURANCE.

Debtor shall maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by persons or companies engaged in similar businesses and owning similar properties doing business in the same general industry in which the Debtor operates. Copies of certificates of such insurance shall be furnished to Creditor from time to time upon Creditor’ reasonable request.

6. DEFAULT.

Each of the following shall constitute an Event of Default hereunder:

(a)
any Event of Default (as defined in the Note, the Security Agreement and the related documents);

(b)
if the Debtor shall or shall attempt to (a) remove or allow removal of the Collateral from the locations, inside or outside the United States, where the Debtor now conducts its business, (b) sell (other than in the ordinary course of Debtor’s business), encumber or otherwise dispose of the Collateral or any interest therein, (c) conceal, hire out or let the Collateral, (d) misuse or abuse the Collateral, or (e) use or allow the use of the Collateral in connection with any undertaking prohibited by law, except where any of the foregoing may not have any material adverse impact on the Collateral;

(c)
if the Collateral shall be attached, levied upon, seized in any legal proceedings, or held by virtue of any lien or distress, other than mechanic’s liens or such other liens which shall not be material;

(d)
if the Debtor shall fail to pay promptly all taxes and assessments upon the Collateral or the use thereof, except for those taxes and assessments which are being contested in good faith by appropriate proceedings and with respect to which Debtor shall have set aside on its books adequate reserves with respect to such taxes and assessments as are required by GAAP;

(e)
if Creditor with reasonable cause determine that their interest in the Collateral is in jeopardy;

(f)
if the Debtor shall fail to keep the Collateral suitably insured;

(g)
if the Debtor shall breach any of the covenants, agreements or representations contained herein or in the Note;

(h)
if Debtor allows any inferior lien to be placed against the Collateral (other than statutory tax liens not satisfied within thirty (30) days except that inferior liens shall be permitted provided there is an intercreditor agreement satisfactory to Creditor; and

(i)
if any judgment, lien, attachment or execution is entered or issued against the Collateral, except where any of the foregoing may not have any material adverse impact on the Collateral.

Upon the occurrence of any one or more of the foregoing Events of Default, in addition to any rights which may exist under and pursuant to the Note or the Security Agreement, (1) all Liabilities shall, at the sole option of Creditor, become immediately due and payable, and (2) the Debtor agrees upon demand of Creditor to deliver the Collateral to or for the benefit of the Creditor, or the Creditor may, with or without legal process, and with or without previous notice or demand for performance, enter any premises wherein the Collateral may be, and take possession of the same, together with anything therein; and the Creditor may make disposition of the Collateral subject to any and all applicable provisions of law. If the Collateral is sold at public sale, the Creditor may purchase the Collateral at such sale. The Creditor, provided they have sent the statutory notice of default, may retain from the proceeds of such sale all reasonable costs incurred in such taking and sale and also, all sums then owing by the Debtor, and any amounts in excess of such sums resulting from any such sale shall be promptly paid to the Debtor.

7. GENERAL AGREEMENTS.

(a) Debtor hereby authorizes the Creditor to file financing statements under the UCC and any amendments thereto or extensions thereof without the signature of Debtor.

(b) The Creditor shall not be deemed to have waived any of their rights hereunder or under any other agreement, instrument or paper signed by the Debtor unless such waiver is in writing and signed by Creditor. No delay or omission on the part of the Creditor in exercising any right shall operate as a waiver thereof or of any other right. A waiver upon any one occasion shall not be construed as a bar or a waiver of any right or remedy on any future occasion. All of the rights and remedies of the Creditor, whether evidenced hereby or by the Note or other instrument or paper, shall be cumulative and counterparts may be exercised singly or concurrently.

8. EXECUTION BY CREDITOR.

This Agreement shall take effect immediately upon execution by the Debtor, and the execution hereof by the Creditor shall not be required as a condition to the effectiveness of this Agreement. The provision for execution of this Agreement by the Creditor is only for purposes of filing this Agreement as a security agreement under the UCC, if execution hereof by the Creditor is required for purposes of such.

9. CONTINUING SECURITY INTEREST; ASSIGNMENT.

This Security Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of the Liabilities and such time as the Note shall not remain outstanding. If at any time or times, by sale, assignment, negotiation, pledge or otherwise, the Creditor shall transfer any Liability or Liabilities, which Creditor shall at all times be free to do (subject to applicable securities laws), such transfer shall carry with it the Creditor’ rights, powers and remedies under this Security Agreement with respect to the Liability transferred, and the transferee shall become vested with such rights and remedies whether or not they are specifically referred to in the transfer, unless, and then only to the extent, that the terms of such transfer otherwise provide. If and to the extent Creditor retain any other Liability or Liabilities, the Creditor shall continue to have the rights, powers and remedies herein set forth with respect thereto.

10. MISCELLANEOUS.

This Security Agreement shall be binding upon Debtor, its successors and assigns, and shall inure to the benefit of the Creditor and their respective heirs, legal representative, successors and assigns. Debtor shall not assign this Security Agreement except with the express written consent of the Creditor. No amendment or waiver of any provision of this Security Agreement, nor consent to any departure by Debtor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Creditor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Security Agreement and the rights and obligations of the Creditor and Debtor hereunder shall be governed by and construed in accordance with the substantive laws of the State of New York, except only to the extent that the validity or perfection of the Security Interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York, and as further set forth in the Note.

All notices, requests, claims, demands and other communications between the parties shall be in writing. All such notices shall be given either (i) by delivery in person (ii) by nationally recognized next day courier service, or (iii) by electronic mail to the address of the party specified in this agreement or such other address as any party may specify in writing. All notices shall be effective upon the earlier of (i) the day of delivery in person or the day of delivery in the case of delivery by courier or (ii) on the date any electronic mailing.

If to the Lender:	CEDARVIEW OPPORTUNITIES MASTER FUND L.P.
ADDRESS
TEL.#
Email :

with a copy to:	LAW OFFICE OF MARK R. KOOK
270 Madison Avenue, Suite 1203
New York, New York 10016
Email: Mkook@kooklaw.com

If to the Borrower:	NOVUME SOLUTIONS, INC.
BREKFORD TRAFFIC SAFETY, INC.
14420 Albemarle Point Place, Suite 200
Chantilly, VA 20151
Tel: (703) 953-3838
Attn: Suzanne R. Loughlin
EVP, General Counsel

with a copy to:	SICHENZIA ROSS FERENCE KESNER LLP
1185 Avenue of the Americas
New York, NY 1003
Attn: Thomas A. Rose, Esq.
Tel: (212) 930-9700
Email: trose@srfkllp.com

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

BORROWER:	LENDER:

BREKFORD TRAFFIC SAFETY, INC.	CEDARVIEW OPPORTUNITIES MASTER FUND L.P.

By: /s/ Robert A. Berman	By: /s/ Burton Weinstein
Name: Robert A. Berman	Name: Burton Weinstein
Title: Authorized Signatory	Title: Managing Partner